Exhibit 10.1
CREDIT SERVICES AGREEMENT
     THIS CREDIT SERVICES AGREEMENT entered into this 25th day of February, 2006, (as may be amended, modified or restated from time to time, this “Agreement”), by and between TRUE FINANCIAL SERVICES, LP, a Texas limited partnership (“Lender”), and ACE CREDIT SERVICES, LLC, a Texas limited liability company (“CSO”), with an effective date (“Effective Date”) as set forth below in Section 9(r).
     WHEREAS, Lender is permitted to extend credit to individuals for personal, family or household purposes (“Consumers”), subject to applicable state and federal law and regulation;
     WHEREAS, CSO is or will be registered as a credit services organization under Chapter 393 of the Texas Finance Code to assist Consumers in obtaining an extension of consumer credit (“CSO Services”);
     WHEREAS, in accordance with Lender’s established lending criteria as may be amended from time to time (“Lender’s Policies”), Lender desires to extend credit to Consumers (“Loans”); and
     WHEREAS, CSO desires to provide CSO Services to Consumers, including assisting Consumers in obtaining an extension of consumer credit from Lender;
     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained in this Agreement, the sufficiency of which is hereby acknowledged, and intending to be legally bound, Lender and CSO (singularly a “Party” and together, the “Parties”) agree as follows:
(1) Lender’s Making of Loans; Marketing Materials.
     (a) Loans. Lender in its sole discretion shall determine all of the conditions, terms and features of the Loans, including loan amounts, fees and charges, interest rates, credit limits, credit standards and all other terms and conditions of the Loans. Notwithstanding the foregoing sentence, Lender shall have no right to determine the fees and other compensation to be paid to CSO by a Consumer in connection with the services provided by CSO to such Consumer. Subject to the terms of this Agreement, Lender agrees that it will make Loans based on Lender’s criteria to Consumers who submit an application through CSO and meet the credit standards set forth in Lender’s Policies from time to time. CSO shall either contact Lender directly or, in the alternative, use Teletrack, or another third-party underwriter designated by Lender, to obtain only “approvals” or “denials” for applications based on Lender’s Policies, including Lender’s underwriting criteria and scoring models. Neither Lender, nor CSO, nor their respective employees shall suggest to Consumers that Loans are made or approved by CSO. Except as expressly provided in this Agreement, Lender shall be the sole owner of all Loans made pursuant to this Agreement and CSO shall have no right, title or interest in such Loans.
     (b) Marketing. CSO shall (i) obtain Lender’s prior written consent to any brochures or other marketing materials (including scripts for television or radio advertisements) that are used to promote Loans offered by Lender or in any way refer to Lender (“Marketing Materials”), which approval shall not be unreasonably withheld or delayed; and (ii) ensure that all Marketing Materials comply with all federal, state and local laws, including all statutes, regulations, ordinances and judicial, regulatory and administrative interpretations thereof (“Applicable Laws”); provided however, that the foregoing shall not apply to Marketing Materials that are provided by Lender.
(2) CSO’s Services.
     (a) CSO Services Provided by CSO. CSO shall determine the Consumers to whom it desires to provide CSO Services and, in accordance with CSO’s procedures, enter into a signed, written agreement with each such Consumer regarding the CSO Services it will provide, a form of which CSO has provided to Lender (“CSO Agreement”). The CSO Services may include all or some of the following services: (1) assisting Consumers in obtaining Loans from Lender in accordance with Lender’s Policies as adopted from time to time; (2) determining whether a Consumer satisfies CSO’s requirements for the issuance of a letter of credit, (3) issuing of a letter of credit to Lender on behalf of a Consumer to secure such Loan; (4) assisting Consumers in completing the Loan Documents (as that term is defined in Section 2(c)(iv) below); and (5) providing general written information to Consumers about improving their credit rating. CSO may (i) sell to Consumers goods or services other than the CSO Services listed in the foregoing sentence or (ii) modify the CSO Agreement, only with Lender’s prior written consent, which consent shall not be unreasonably withheld or delayed and shall be limited solely to the issue of whether the CSO and lending programs as modified comply with Applicable Law. Without limiting the foregoing, Lender may require CSO to obtain an update to the legal opinion provided under section 2(n) prior to implementation of any such modifications, which update shall be acceptable to Lender and its counsel and indicated that such modifications and all affected aspects of the CSO and loan programs comply with Applicable Laws.
     (b) No Ownership by Lender. It is expressly agreed that (i) Lender shall not hold any ownership or leasehold interest in any CSO center or any personal property located therein, except for Proceeds Drafts, Loan Documents, and payment instruments or cash reflecting Loan repayments as may be located at such centers from time to time, and (ii) no Lender employees shall work in any CSO center and Lender shall exercise no authority or control over CSO’s employees or methods of operation, except as set forth in this Agreement.
     (c) Servicing of Loan Applications.
          (i) CSO employees shall accept an information worksheet and appropriate documentation required by Lender from Consumers in order to complete an application in connection with a request for a Loan (“Application”). CSO shall not discourage any prospective applicant from submitting an Application for a Loan from Lender. As part of the CSO Services, CSO shall provide reasonable assistance to each prospective applicant in completing an Application. All forms required by CSO for CSO Services shall be prepared by CSO. CSO shall not discriminate against any Consumer in the credit application process on any “prohibited basis,” as such term is defined in the Federal Equal Credit Opportunity Act and Regulation B. CSO shall ensure that Applications for Loans are accepted only at CSO centers located in Texas and, except as provided in clause (ii) below, only from residents of Texas.
          (ii) If CSO obtains Lender’s prior written consent, which consent will not be unreasonably withheld, CSO may submit to Lender Applications from non-Texas residents who visit a CSO center in Texas and Lender shall provide Loans to such non-Texas residents subject to the credit standards set forth in the Lender’s Policies and the provisions of this Agreement. Without limiting the foregoing, Lender may require CSO to provide a legal opinion or an update to the legal opinion provided under Section 2(n) that is satisfactory to Lender regarding the application of Texas law to such transactions.
          (iii) Based upon the information provided by Consumers to Lender through CSO and such other credit-related information as obtained by CSO at the direction of Lender, as required by Lender’s Policies, Lender shall be solely responsible for determining whether to extend credit to Consumers. Subject to the terms of this Agreement, Lender shall extend credit to Consumers who meet Lender’s criteria and submit Applications through CSO. For any Consumer whose Application is rejected based upon Lender’s criteria, CSO shall provide to the Consumer, as Lender’s special, limited agent, an appropriately completed adverse action notice (“Adverse Action Notice”) in the form specified by Lender. Along with the Loan Agreement (as that term is defined in Section 2(c)(iv) below), CSO shall provide to each Consumer, on behalf of Lender as Lender’s special, limited agent, a financial privacy disclosure (“Privacy Disclosure”) in the form specified by Lender. The Parties acknowledge and agree that, pursuant to the requirements of Applicable Law, CSO may provide its own adverse action notice and financial privacy disclosure. CSO shall comply with Lender’s Privacy Disclosure (and any financial privacy disclosure that CSO provides) in performance of its services under this Agreement.
          (iv) Lender’s Loans hereunder shall be evidenced by a consumer loan agreement containing a waiver of jury trial and arbitration provision (the “Loan Agreement”), which shall be signed by Lender with a computer-generated signature of an officer of Lender, any required disclosures and such other documentation as required by Lender. Forms of the Application, the Adverse Action Notice, the Loan Agreement and the Privacy Disclosure (collectively, the “Loan Documents”) shall be provided to CSO. CSO, as Lender’s special, limited agent, shall complete the Loan Documents on behalf of Lender in accordance with the Lender’s Policies, a copy of which shall be provided to CSO. Lender will inform CSO in writing of any changes to the Loan Documents or Lender’s Policies at least thirty (30) days before they are adopted and/or implemented by Lender, unless such changes are mandated to be adopted and/or implemented earlier by Applicable Laws. CSO will not use any Loan Documents in connection with the Loans made by Lender other than Loan Documents approved in writing by Lender.
          (v) For each Loan to a Consumer, CSO as Lender’s special, limited agent shall: (A) obtain from the Consumer an executed Loan Agreement and such other documents as may be required by Lender pursuant to the Lender’s Policies and an authorization to debit the Consumer’s bank account via the Automated Clearinghouse System (the “ACH Authorization”), which ACH Authorization shall be for the amount owing to the Lender as set forth in the Loan Agreement; (B) deliver to the Consumer a copy of the Loan Agreement, and any required disclosures, in accordance with Applicable Laws; and (C) upon receipt (and only upon receipt) of the signed Loan Agreement and ACH Authorization, deliver to the Consumer a draft, signed by Lender with a computer-generated signature of an officer of Lender for the principal amount of the Loan (the “Proceeds Draft”). If funds are available, CSO may cash Lender’s Proceeds Draft for Consumer, at no cost to Consumer, at a CSO center.
     (d) Proceeds Drafts. As part of its obligations hereunder in connection with the Loans, CSO shall be solely responsible for the safe keeping and the proper preparation and distribution of Proceeds Drafts, ensuring that all such Proceeds Drafts are delivered to Consumers only as the result of Loans approved by Lender, are for the principal amount of the Loan, and delivered properly to Consumers. All of Lender’s Proceeds Drafts shall be maintained in a safe and secure place.

     (e) Collections on Loans. CSO shall accept payments on Loans from Consumers at its CSO centers if the payments are made in cash. In addition, CSO shall use commercially reasonable efforts to collect the Loans on behalf of Lender in accordance with the Lender’s Policies and all Applicable Laws (including the federal Fair Debt Collection Practices Act if it applies to CSO). Without limiting the foregoing, CSO shall maintain an ACH origination agreement with a member bank in the ACH Association and shall institute on Lender’s behalf an ACH debit to the Consumer’s deposit account for amounts owing to Lender if the Consumer does not make timely payment as required by the applicable Loan Agreement. Within one (1) business day after receiving any payment on a Loan in cash or receiving provisional credit for an ACH debit to a Consumer’s deposit account, CSO shall initiate an ACH transfer in the amount of such cash payment or provisional ACH credit to the deposit account of Lender in accordance with the requirements of Lender’s Policies. Payments by CSO to Lender upon receipt of a provisional credit for an ACH debit to a Consumer’s deposit account shall be provisional to Lender, on the condition of final payment to CSO for the ACH debit to the Consumer’s deposit account. Any cash payments received by CSO from a Consumer regarding a Loan, and the proceeds of any ACH debit to a Consumer’s deposit account, shall be held in trust by CSO as Lender’s special, limited agent for Lender’s benefit until funds are transferred to Lender’s deposit account by ACH transfer. CSO is authorized to issue payment receipts to Consumers on behalf of Lender for payments received. CSO shall not have authority to agree to any modification or amendment of any Loan Documents, or to waive or grant any exception to enforcement of the Loan Documents in accordance with their terms (including amounts payable thereon) except as expressly set forth in Lender’s Policies (which policies provide for a five (5) day forbearance period for Loans to certain Consumers). CSO, as Lender’s special, limited agent, shall continue to accept payments and otherwise collect on the Loans for up to thirty (30) days after termination of this Agreement if requested by Lender.
     (f) Document Retention. CSO as Lender’s special, limited agent shall maintain and retain the original of all Loan Documents (either in paper or, with Lender’s written consent, electronic format), except that CSO may retain copies of a Loan Document in lieu of the original if the Consumer is required to receive the original under Applicable Laws or with Lender’s prior written consent, for the period required by Applicable Laws, but not less than twenty-four (24) months. CSO also shall maintain copies of any Proceeds Drafts and ACH Authorizations for the same period of time. CSO shall provide Lender access to such documentation no later than five (5) business days after requested. The records and documentation maintained by CSO pursuant to this Agreement shall be maintained in a secure environment at all times and in compliance with Applicable Laws.
     (g) Letters of Credit.
          (i) In connection with each Loan to a Consumer, CSO shall issue and deliver to Lender a letter of credit in form and content reasonably satisfactory to Lender (each an, “Individual Letter of Credit”) naming Lender as beneficiary in an amount equal to the outstanding balance of such Loan including interest payable thereon as of the stated maturity date of the Loan, plus the Letter-of-Credit Secured Portion of the NSF Fee (as determined in accordance with section 2(g)(v)). Lender shall have the right to draw on any Individual Letter of Credit up to the amount of such Individual Letter of Credit for any amount not paid on the related Loan with respect to principal, interest or the Letter-of-Credit Secured Portion of the NSF Fee, without regard to the reason that such amount is unpaid. CSO shall issue the Individual Letter of Credit to Lender, and shall deliver such Individual Letter of Credit to Lender in accordance with, and no later than the date specified in, the Lender Policies. The Parties agree that CSO may issue a letter of credit covering more than one Loan, in which case Lender shall have all the rights and

CSO shall have all the obligations with respect to such letter of credit as the Parties would have if Individual Letters of Credit were issued for each Loan.
          (ii) Each Individual Letter of Credit shall contain an expiration date of one (1) year from the date of issuance, and may be cancelled only if (A) the Consumer has repaid to Lender the outstanding principal balance of the Loan, or (B) the CSO has made payment to Lender for the account of the Consumer pursuant to the terms of this Agreement. CSO shall pay to Lender within two (2) business days the principal amount of any Loan if the Consumer rescinds or cancels the CSO Agreement and does not repay such principal amount to Lender. CSO shall bear any loss on reversal of any ACH debits to the Consumer’s deposit account after expiration or cancellation of an Individual Letter of Credit.
          (iii) The terms of the Individual Letter of Credit and Lender’s Policies shall set forth the manner in which Lender is entitled to submit a draft under an Individual Letter of Credit for the principal, interest owing by the Consumer under the Loan Documents and the Letter-of-Credit Secured Portion of the NSF Fee and CSO shall pay Lender for such drafts. CSO agrees to provide Lender such information as Lender may reasonably request, and at such time and in such format as Lender may reasonably request, in order for Lender to be able to submit drafts under Individual Letters of Credit for amounts owing on the Loans.
          (iv) If Lender draws on an Individual Letter of Credit for amounts owing on a Loan, Lender’s interest in the related Loan shall be assigned automatically to CSO, without any representation or warranty, if CSO requests such an assignment in writing. CSO shall promptly remit to Lender the amount of any late fees, NSF fees or other amounts owing under the Loan that CSO receives from Consumer to the extent Lender has not received payment of such amounts as a result of its draw under the Individual Letter of Credit.
          (v) The “Letter-of-Credit Secured Portion of the NSF Fee” shall be determined for each Individual Letter of Credit issued during a calendar quarter based on the chart attached as Schedule 2(g) and the Applicable Percentage for the previous calendar quarter, where the “Applicable Percentage” is the aggregate dollar amount of principal and interest payable on all Loans on which Consumers actually paid NSF fees during such calendar quarter (excluding principal and interest on any Loan where Lender receives less than all of the NSF fees owed by the Consumer), divided by the aggregated dollar amount of principal and interest payable on all Loans with a due date in such calendar quarter, expressed as a percentage; provided, however, that it shall be three dollars ($3.00) for Individual Letters of Credit issued during the calendar quarter in which the Effective Date occurs.
     (h) Loan Renewals/Extensions. CSO shall not permit any extensions or rollovers in connection with a Loan, except in accordance with the express terms of Lender’s Policies. The Parties acknowledge that, to the extent an extension or rollover is permitted, the transaction will be documented as a new Loan and CSO will provide Lender with a new Individual Letter of Credit with respect to such new Loan.
     (i) Reports. During the term of this Agreement, each Party shall provide the other Party data submissions and reports reasonably required by the other Party for the purpose of maintaining effective internal controls and to monitor results under this Agreement, including the performance of the Loans and each Party’s obligations hereunder (“Program Administration”). Such reports from CSO shall include, in a form agreed upon by Lender and CSO:

          (i) a weekly report showing Loans made, repaid and outstanding each day, all amounts delinquent on each Loan, a list of all Loans, the sum of all outstanding balances of all Loans and the sum of all amounts delinquent on all Loans, in a form agreed upon by Lender and CSO; and
          (ii) a monthly reconciliation report relating to all Loan origination, collection and other activities that CSO is required to perform for Lender under this Agreement.
     (j) Access to Centers, Books and Records and Employees. During the term of this Agreement, Lender, any regulatory agencies with regulatory authority over Lender and any of Lender’s internal or external auditors, shall have reasonable access upon prior written notice to CSO centers in Texas and, to the extent reasonably necessary, CSO’s corporate offices, and to the books and records of CSO and the officers, employees and accountants of CSO for the purpose of Program Administration. In particular, it is agreed that any regulatory authorities of Lender shall have the authority to conduct examinations of CSO, its employees, management and information systems in order to ensure compliance with Lender’s Policies and all Applicable Laws relevant to Lender and its operations. During the term of this Agreement CSO and any of its internal or external auditors shall have reasonable access to Lender’s books and records and the officers, employees and accountants for the purpose of Program Administration.
     (k) Special Agent. In each and every instance, the acts that this Agreement authorizes CSO to perform for or on Lender’s behalf shall solely constitute CSO a special, limited agent of Lender to perform the duties and services set forth herein. In no event may CSO act as Lender’s general agent or represent to others that it may act as Lender’s general agent.
     (l) Commitment. During the term of this agreement, Lender shall have the right of first refusal to make Loans to ONE HUNDRED PERCENT (100%) of the Consumers to whom CSO provides CSO Services from its CSO centers in Texas as long as the aggregate amount owing on outstanding Loans (including principal, interest and fees) is less than or equal to TEN MILLION AND NO/100 DOLLARS ($10,000,000) and, after such aggregate amount exceeds TEN MILLION AND NO/100 DOLLARS ($10,000,000), Lender shall have the right of first refusal to make a Loan to FIFTY PERCENT (50%) of the Consumers to whom CSO provides CSO Services from its CSO centers in Texas. If CSO contracts with another lender to provide loans to Consumers to whom CSO provides CSO Services from its CSO centers in Texas, CSO shall not allocate applications between Lender and the other lender in a manner that favors the other lender in any way over Lender. Notwithstanding anything in this Agreement, Lender shall not be obligated to make a Loan pursuant to this Agreement if the aggregate amount owing on outstanding Loans (including principal, interest and fees) exceeds NINETEEN MILLION AND NO/100 DOLLARS ($19,000,000). For purposes of this subsection, the term “CSO” shall include any individual or legal entity that controls, is controlled by or is under common control with CSO.
     (m) Independence of CSO and Lender. It is the intention of CSO and Lender to comply with Applicable Laws and to operate independently of each other in their respective capacities as credit services organization and lender. In the event that either Party reasonably determines that any provision of this Agreement or any aspect of the program contemplated by this Agreement (the “Program”) requires an act that Applicable Laws disallow in order for CSO and Lender to operate lawfully as an independent credit services organization and lender or otherwise causes a material risk of violating Applicable Laws, then the Parties shall promptly and in good faith attempt to agree to a modification of such provision or the Program so as to as to reduce or eliminate such risk of not conforming to Applicable Laws. Either Party may terminate this Agreement upon written notice to the other Party if it is determined in such Party’s reasonable discretion that modification of this Agreement or the Program to reduce or eliminate the risk of not conforming to Applicable Laws makes it economically infeasible to continue under the modified terms of this Agreement or the Program.
     (n) Local Counsel Opinion. On or before the Effective Date, CSO shall deliver to Lender a legal opinion from outside Texas counsel addressed to Lender, and in form and substance satisfactory to Lender and its counsel, in their sole discretion, regarding the transactions contemplated by this Agreement. CSO acknowledges and agrees that Lender is not obligated to make any Loans unless such opinion is delivered. Notwithstanding anything in this Agreement, Lender reserves the right to require CSO to deliver an updated opinion in form and substance satisfactory to Lender in its sole discretion in connection with any changes to the activities of the Parties relating to this Agreement, including any amendments to this Agreement.
     (o) Guaranty. On or before March 3, 2006, CSO shall deliver to Lender a complete and unconditional guaranty by ACE Cash Express, Inc. (“Guarantor”) of performance of all of CSO’s obligations under this Agreement (“Guaranty”). Such Guaranty shall be in form and substance satisfactory to Lender in its sole discretion.
     (p) Standard of Performance. In connection with any matters that CSO performs on Lender’s behalf as Lender’s special, limited agent, or services that CSO otherwise provides to or for the benefit of Lender as provided in this Agreement, CSO shall act in accordance with commercially reasonable practices and with no less care than CSO exercises in conducting its operations on its own behalf.
     (q) Reports to Credit Bureau. The Parties may mutually agree in writing that CSO shall report performance on the Loans to credit bureaus and, only in such event, shall this Section 2(q) and the other provisions of this Agreement relating to reporting to credit bureaus apply. CSO shall establish and maintain procedures for reporting performance on the Loans to credit bureaus that are acceptable to Lender in its reasonable discretion and shall only report to credit bureaus that are approved in writing by Lender in its reasonable discretion. CSO shall conduct all reporting to credit bureaus in a complete and accurate fashion, and in accordance with Applicable Laws. CSO shall, as part of its obligations under this Agreement, be responsible for resolving all disputes from Consumers about the accuracy of information reported to credit bureaus, regardless of whether a notice of dispute is received from a credit bureau or directly from a Consumer.
     (r) Third Party Service Providers. CSO shall not, whether directly or indirectly, retain any third party to assist it in performing its duties hereunder or to otherwise participate in the program under which Loans are made to Consumers (a “Third Party Service Provider”), except with the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed. Notwithstanding the above, Lender acknowledges and agrees that (i) Guarantor is an approved Third Party Service Provider, and (ii) any other affiliate and/or subsidiary companies of CSO are approved Third Party Service Providers, provided CSO gives Lender written notice of such affiliate or subsidiary company prior to the use of such company as a Third Party Service Provider and Lender has given its written approval thereto. Lender agrees that any such approval shall not be unreasonably withheld. Lender’s approval for CSO to use a Third Party Service Provider shall not relieve CSO of responsibility for performance of the obligations undertaken by the Third Party Service Provider. CSO shall be responsible for supervising any Third Party Service Providers retained by it and ensuring their compliance with this Agreement and the Lender’s Policies.

     (s) CSO Centers. As part of its independent obligations hereunder as a special, limited purpose agent of Lender, CSO will operate its centers where it provides CSO Services or services Loans for Lender in accordance with this Agreement, the Lender’s Policies, and Applicable Laws, and will follow commercially reasonable operating procedures in operating such centers, including providing adequate security measures, hiring qualified employees, and being open for business during normal business hours.
     (t) Loan Program. As part of its independent obligations hereunder as a special, limited purpose agent of Lender, CSO will cause the Loans to be originated, administered and serviced in accordance with the terms and conditions of the Loans, this Agreement, the Lender’s Policies, and all Applicable Laws, including any usury laws, consumer protection laws, racketeering laws (including the federal Racketeering Influenced and Corrupt Organizations Act), the federal Truth in Lending Act or Regulation Z, and limits on fraudulent or unconscionable conduct.
     (u) Safeguarding. Each of CSO and Lender shall adopt and maintain reasonable procedures relating to administrative, technical, and physical safeguards to (a) ensure the security and confidentiality of NPI that such Party receives; (b) protect against any anticipated threats or hazards to the security or integrity of NPI that such Party receives; (c) protect against the unauthorized access to or use of NPI that such Party has in its possession which could result in substantial harm or inconvenience to any Consumer; and (d) insure the proper disposal of NPI that such Party has in its possession. For these purposes, “NPI” shall mean any personally identifiable information about a Consumer obtained in connection with a Loan, CSO Services or other financial services in the Program.
(3) Representations and Warranties.
     (a) Lender hereby represents and warrants to CSO, as of the Effective Date and on a continuing basis throughout the term of this Agreement, that:
          (i) Lender is a duly organized and validly existing limited partnership, organized under the laws of Texas, and has the power and authority and all requisite licenses, permits and authorizations to execute and deliver this Agreement and perform its obligations hereunder.
          (ii) This Agreement has been duly authorized by Lender, has been duly executed and delivered by Lender, and constitutes the legal, valid and binding agreement of Lender, enforceable against Lender in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether in a proceeding in equity or at law).
          (iii) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (A) violate or conflict with any provision of the partnership agreement or other governing documents of Lender; or (B) violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of or entitle any party to accelerate any obligation under or pursuant to, any material mortgage, lien, lease, agreement, instrument, order, law, arbitration award, judgment or decree to which Lender is a party or by which Lender or any of its assets may be bound.

          (iv) There are no undisclosed regulatory actions, investigations, or lawsuits against Lender or its affiliates, that would materially affect the ability of Lender to perform its obligations under this Agreement, or relate to loans made in connection with the provision of CSO Services.
          (v) To the best of Lender’s knowledge, no written or electronic information or financial statements provided to CSO in contemplation of this Agreement contained any material omissions of fact or were materially incorrect.
     (b) CSO hereby represents and warrants to Lender, as of the Effective Date and on a continuing basis throughout the term of this Agreement, that:
          (i) CSO is a duly organized and validly existing limited liability company, formed under the laws of the State of Texas and has the power and authority and all requisite licenses, permits and authorizations (including a registration to do business in Texas as a credit services organization) to execute and deliver this Agreement and perform its obligations hereunder.
          (ii) This Agreement has been duly authorized by CSO, has been duly executed and delivered by CSO, and constitutes its legal, valid and binding agreement, enforceable against CSO in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether in a proceeding in equity or at law).
          (iii) CSO is authorized under Applicable Laws to contract with a third party to provide loan processing services not covered by this Agreement, and transmission by and between CSO and such third party of information required for processing the Loans does not violate any Applicable Laws.
          (iv) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (A) violate or conflict with any provision of its operating agreement or other governing documents of CSO; or (B) violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of or entitle any party to accelerate any obligation under or pursuant to, any material mortgage, lien, lease, agreement, instrument, order, law, arbitration award, judgment or decree to which CSO is a party or by which CSO or any of its assets may be bound.
          (v) There are no undisclosed regulatory actions, investigations, or lawsuits against CSO or its affiliates that would materially affect the ability of CSO to perform its obligations under this Agreement or relate to the provision of CSO Services, or the marketing, making or administration of loans in connection with CSO Services.
          (vi) To the best of its knowledge, no written or electronic information or financial statements provided to Lender in contemplation of this Agreement contained any material omission of fact or were materially incorrect.
          (vii) The fees and charges that CSO and Lender contract for and charge to Consumers who obtain Loans do not violate Applicable Laws.

     (4) Indemnification.
     (a) CSO hereby indemnifies and agrees to hold harmless Lender and its affiliates, and the respective officers, directors, members, employees, representatives, shareholders, agents and attorneys of Lender and its affiliates (the “Lender Indemnified Parties”), against any and all claims, losses, liabilities, damages, penalties, demands, judgments, settlements, costs and expenses (“Losses”) suffered or incurred by such Lender Indemnified Parties as a result of, or with respect to, or arising from: (i) any breach of this Agreement by CSO (including the breach by CSO of any representation, warranty, covenant, duty or obligation contained herein), or any act or omission by CSO, its employees, agents or representatives; (ii) any act or omission of any Third Party Service Provider retained by CSO, the inaccuracy of any warranty or representation made for the benefit of Lender by any Third Party Service Provider retained by CSO, or the breach of any obligation owed to Lender by any Third Party Service Provider retained by CSO; (iii) any claim or determination that the Loans or the activities of a Party hereunder are illegal under, prohibited by or violate in any way any Applicable Laws, including any investigation by any regulator authority; (iv) any burglary, robbery, fraud, or theft at the CSO locations marketing or administration of the Loans by persons other than Lender, or its employees (including loss, theft or misuse of Proceeds Drafts; and (v) any claim relating to reporting inaccurate, incomplete or untimely information to a credit bureau.
     (b) Except to the extent of Losses expressly excluded under this Section 4(b) or Losses for which Lender is indemnified by CSO as set forth in Section 4(a), Lender hereby indemnifies and agrees to hold harmless CSO and its affiliates, and the respective officers, directors, members, employees, representatives, shareholders, agents and attorneys of CSO and its affiliates (the “CSO Indemnified Parties”) against any and all Losses suffered or incurred by such CSO Indemnified Parties as a result of, or with respect to, or arising from (i) any breach of this Agreement by Lender (including the breach by Lender of any representation, warranty, covenant, duty or obligation contained herein); (ii) any burglary, robbery, fraud or theft by Lender or its employees; and (iii) any error or omission in the information or services rendered by any other third party with whom Lender contracts to provide services not covered by this Agreement. Notwithstanding the foregoing, there shall be no indemnification under this Agreement by Lender for: (A) Losses caused by CSO’s breach of this Agreement (including the breach by CSO of any representation, warranty, covenant, duty or obligation contained herein); (B) Losses caused by burglary, robbery, fraud, or theft at the CSO locations marketing or administration of the Loans by persons other than Lender or its employees; (C) Losses resulting from any claim, investigation or allegation made by any regulatory or governmental authority or agency arising from or relating to the Loans or the activities of CSO; (D) Losses related to any claim (including any settlement, judgment or ruling with respect to such a claim) that CSO or Lender has violated any Applicable Laws (including any usury laws, consumer protection laws, racketeering laws (including the federal Racketeering Influenced and Corrupt Organizations Act), or the Federal Truth in Lending Act or Regulation Z) or is liable for fraud or unconscionability; (E) negligence or misconduct of CSO or its agents; (F) claims that any CSO Indemnified Party is in violation of federal or state securities or corporate laws; (G) claims brought by employees or shareholders of any CSO Indemnified Party; (H) a decline in the value of the stock of any CSO Indemnified Party; (I) adverse publicity or customer relations problems encountered by any CSO Indemnified Party; (J) non-monetary sanctions by any court or regulatory agency; (K) loss of non-Loan related business or profits related thereto of any CSO Indemnified Party; (I) management time relating to attending hearings and meetings with respect to indemnified matters; or (J) any action by Lender against CSO.
     (c) Lender Indemnified Parties and the CSO Indemnified Parties are sometimes referred to herein as the “Indemnified Parties” and CSO or Lender, as indemnitor hereunder, is sometimes referred to herein as the “Indemnifying Party.”

     (d) Any Indemnified Party seeking indemnification hereunder shall promptly notify the Indemnifying Party, in writing, of any indemnified Loss hereunder, specifying in reasonable detail the nature of the Loss, and, if known, the amount, or an estimate of the amount, of the Loss, provided that failure to promptly give such notice shall only limit the liability of the Indemnifying Party to the extent of the actual prejudice, if any, suffered by such Indemnifying Party as a result of such failure. The Indemnified Party shall provide to the Indemnifying Party as promptly as practicable thereafter information and documentation reasonably requested by such Indemnifying Party to support and verify the claim asserted.
     (e) The Indemnifying Party may assume the defense of a claim that it is indemnifying, or prosecute a claim resulting from such indemnified claim, and may employ counsel chosen by the Indemnifying Party (which counsel shall be reasonably acceptable to the Indemnified Party), at the Indemnifying Party’s sole cost and expense. The Indemnified Party shall have the right, at its own expense, to reasonably employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate therein; provided, however, that the Indemnifying Party shall be responsible for reasonable attorneys’ fees and legal expenses relating to separate counsel retained by the Indemnified Party if the Indemnified Party reasonably concludes that the ability of the Indemnified Party to prevail in the defense of any claim is materially improved if separate counsel represents the Indemnified Party or separate counsel is appropriate because of legal ethics. The Indemnifying Party shall not be liable for the settlement of any claim entered into without its prior written consent, which shall not be unreasonably withheld, it being understood that the Indemnifying Party shall have no right to object to any equitable relief the Indemnified Party may agree to provide. However, if the Indemnifying Party does not assume the defense or prosecution of a claim within thirty (30) days after notice thereof, the Indemnified Party may settle such claim without the Indemnifying Party’s consent. The Indemnifying Party shall not agree to a settlement of any claim which provides for any relief other than the payment of monetary damages by the Indemnifying Party without the Indemnified Party’s prior written consent, which shall not be unreasonably withheld. Whether or not the Indemnifying Party chooses to so defend or prosecute such claim, all the Parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith, all at the Indemnifying Party’s sole cost and expense.
     (f) The Parties agree that, if both Parties are named as defendants in the same lawsuit, arbitration or other proceeding, the Parties may enter into a Joint Defense Agreement reasonably acceptable to the Parties, provided that any such Joint Defense Agreement shall not preclude any Party from asserting any counterclaims, cross-actions or third-party claims to which it may be entitled.
(5) Termination.
     (a) Term. Unless otherwise terminated in accordance with the terms and conditions of this Agreement, the term of this Agreement will begin on the Effective Date and continue until the third anniversary of the Effective Date and will automatically renew for successive renewal terms of one (1) year each unless a Party provides written notice of non-renewal to the other Party at least sixty (60) days before the scheduled expiration of the existing original or renewal term.

     (b) Termination.
          (i) Upon the occurrence of an Event of Default (as hereinafter defined) by either Party, the other Party may terminate this Agreement by giving written notice at least thirty (30) days in advance of termination and an opportunity for the defaulting Party to cure the Event of Default, provided that: (A) the non-defaulting Party may suspend its performance under this Agreement during the thirty (30) day period prior to any cure of the Event of Default; and (B) the thirty (30) day written notice requirement shall not apply if the Event of Default is the failure of CSO to remit funds to Lender as required hereunder or pursuant to any other agreement between the Parties, and shall be three (3) business days if the Event of Default is the Lender’s failure to fund any Loan marketed by CSO as required under this Agreement or CSO’s failure to deliver the Guaranty.
          (ii) It shall constitute an Event of Default by Lender hereunder if: (A) Lender shall be in material breach of any duty, obligation, representation, warranty or covenant hereunder; (B) Lender shall fail to fund a Loan arranged by CSO that satisfies Lender’s loan criteria as required under this Agreement; or (C) Lender shall file for protection under any state or federal bankruptcy or insolvency law, or an action shall be filed against Lender under any such law, or if Lender becomes insolvent or unable to meet its obligations as they become due, or if any regulatory authority takes control of Lender.
          (iii) It shall constitute an Event of Default by CSO hereunder if (A) CSO shall be in material breach of any duty, obligation, representation, warranty, or covenant hereunder; (B) CSO discontinues servicing the Loans as required hereunder; (C) CSO fails to remit funds to Lender as required hereunder; (D) CSO files for protection under any state or federal insolvency law, or an action shall be filed against CSO under any such law, or if Lender becomes insolvent or unable to meets its obligations as they become due, (E) there is an event of default under the Guaranty or an event described in paragraph (D) of this clause (iii) occurs with respect to a Guarantor under the Guaranty; or (F) the issuer of an Individual Letter of Credit revokes an Individual Letter of Credit, or repudiates its obligations thereunder except as expressly provided herein.
          (iv) Either Party may terminate this Agreement immediately if either Party is advised by any federal or state regulatory agency which has or asserts jurisdiction over either Party or the Loans that the performance of a Party’s obligations under this Agreement is or may violate any Applicable Laws, constitute an unsafe or unsound practice, or jeopardize the Party’s standing with or any rating from any regulatory agency.
          (v) Either Party may terminate this Agreement immediately upon written notice to the other Party if such Party determines in its reasonable discretion that the performance of a Party’s obligations under this Agreement is or may be illegal under or prohibited by any Applicable Laws.
          (vi) In the event an act of God or other natural disaster makes the carrying out of this Agreement impossible.
          (vii) CSO may terminate this Agreement by giving written notice at least ten (10) days in advance of termination if Lender amends Lender’s Policies or the Loan credit underwriting criteria in a way that causes a material adverse effect on CSO’s or its affiliates’ businesses and Lender fails to modify such amendment so as to avoid such material adverse effect within such ten (10) day notice period.

          (viii) Either Party may terminate this Agreement on thirty (30) days’ written notice to the other Party in the event the Party becomes aware of any adverse change in Applicable Laws relevant to the Loans or the performance of the Parties obligations under this Agreement (including positions of regulatory authorities on examination or enforcement matters) that materially increases the Party’s litigation or risk exposure.
          (ix) If the NSF Volume, as a percentage of the Total Loan Volume, is less than *         , Lender shall be entitled to terminate this Agreement by providing not less than one hundred one twenty (120) days’ written notice to CSO; provided that (A) “NSF Volume” means the aggregate dollar amount of principal and interest payable for all Loans on which a Consumer incurred an NSF fee during the Calculation Period (whether or not such NSF fee was paid); (B) “Total Loan Volume” means the aggregate dollar amount of principal and interest payable on all Loans with a due date during the Calculation Period; (C) “Calculation Period” means the period from the Effective Date through August 31, 2006; (D) Lender must provide such notice of termination no later than October 1, 2006; and (E) Lender will provide CSO with an opportunity during any such one hundred twenty (120) day notice period to propose changes to the terms of this Agreement that would ensure that Lender’s profits on Loans made under the CSO program are acceptable to Lender.
          (x) Sections 2 and 4 through 8 hereof shall survive the termination of this Agreement.
(6) Notices.
     All notices, commitments, waivers and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been delivered either (i) upon the delivery date, if personally delivered, (ii) one (1) business day after delivery to any national overnight courier directing delivery on the next business day, or (iii) three (3) business days after deposit in the United States mail, registered or certified mail, return receipt requested with adequate postage affixed thereto. Unless otherwise agreed, notice shall be sent to the contact persons at the addresses set forth below:

If to CSO:	ACE Lending Services, LLC
1231 Greenway Drive, Suite 600
Irving, Texas 75038
Attention: General Counsel

If to Lender:	True Financial Services, LP
President
600 Westpark Drive
Peachtree City, GA 30269
(7) Confidentiality and Use of Customer Information; Use of Confidential Business Information; Non-Solicitation of Employees.
     (a) The Parties agree and acknowledge that the Consumers referred by CSO to

*	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

Lender for Loans pursuant to this Agreement are customers of both Parties to the maximum extent permitted by Applicable Law, and, except as provided in this Agreement, the Parties may use information regarding Consumers jointly and severally, subject to Applicable Law. Lender agrees that it will not solicit Consumers for any other product or service offered by Lender or others nor divulge, except in accordance with Applicable Law, the names or other identification information regarding the Consumers to others except with CSO’s prior written consent and then only in accordance with the respective Privacy Policy of each Party and Applicable Law.
     (b) The Parties agree and acknowledge that certain information regarding the Consumers is nonpublic personal information and will not be provided to third parties except as necessary to service, administer, process and enforce a transaction a Consumer requests or authorizes, marketing of other products and services by CSO and Lender, marketing or offering other products and services by CSO and any other third party, or as otherwise authorized by this Agreement and the respective Privacy Policy of each Party. The Parties shall each implement an effective security program to protect Consumer’s nonpublic personal information to ensure that the Parties do not violate the respective Privacy Policy of either Party or Applicable Law. Such security program shall incorporate methods for the secure destruction of confidential information, such as Loan Documents and other records and documents no longer required to be maintained by either Party.
     (c) The Parties shall jointly and severally own all information relating to Consumers (collectively, “Consumer Information”), including: (i) names, addresses, and telephone numbers; (ii) all account, payment and other information regarding Consumers who have been approved or denied; and (iii) all records, data, and information pertaining to the foregoing; provided, however, that neither Party may use any Consumer Information except to the extent permitted by such Party’s Privacy Policy, as set forth in this Agreement, the Lender’s Policies, or the Loan Documents. Notwithstanding the foregoing, without the need for obtaining Lender’s consent, CSO shall be free to use Consumer Information for purposes of marketing, offering, selling, brokering, underwriting and providing other products and services, including, without limitation, other loan products and services that may be offered to Consumers by CSO or its affiliates, any third party service provider of CSO or any other lenders through the distribution channels of CSO and any third party service provider of CSO, provided that, in all cases, however, any use by CSO of any such Consumer Information shall comply with Applicable Law and CSO’s Privacy Policy. In addition, notwithstanding that Lender has an ownership interest in the Consumer Information, Lender agrees that it will not use the Consumer Information to market other products or services to the Consumers or to applicants who have been approved or denied Loans without prior written consent of CSO, which consent CSO may withhold in its sole discretion.
     (d) The Parties agree that all information received by one Party from the other Party or from any other source on that Party’s behalf pursuant to this Agreement is “Confidential Business Information” and shall be maintained in confidence and not disclosed, used or duplicated except as described in this Section 7. Notwithstanding the foregoing, the term “Confidential Business Information” shall not include any information which (i) is or becomes available to a Party (the “Restricted Party”) from a source other than the other Party, (ii) is or becomes available to the public other than as a result of disclosure by the Restricted Party or its agents in violation of its intended obligations or Applicable Laws, (iii) is Consumer Information, or (iv) is required to be disclosed under Applicable Laws (but only to the extent it must be disclosed).

     (e) A Restricted Party may use the other Party’s Confidential Business Information in connection with its performance under this Agreement, and may disclose such other Party’s Confidential Business Information to its affiliates who may only use the Confidential Business Information to the same extent which the Restricted Party may use and disclose Confidential Business Information. Further, a Restricted Party may disclose and use the other Party’s Confidential Business Information in its ordinary course of business in order to service and carry out its duties under or in connection with this Agreement or Applicable Law. Except as provided in this Agreement, any Confidential Business Information of a Party shall be returned to such Party as requested once the services contemplated by this Agreement have been completed. Notwithstanding the foregoing, the forms of Loan Documents may be retained by CSO or its affiliates as business forms and utilized in their respective businesses.
     (f) Except as set forth and authorized under this Agreement or to the extent required by any Applicable Laws (including federal securities law), CSO shall not advertise, market or otherwise make known to others any information relating to the subject matter of this Agreement. If CSO proposes to disclose Lender’s Confidential Business Information to a non-affiliated third party in order to perform under this Agreement, CSO must first obtain the written consent of Lender to make such disclosure and CSO must enter into a confidentiality agreement with such third party under which the third party would be restricted from disclosing, using or duplicating Lender’s Confidential Business Information, except as consistent with this Agreement. Except as set forth in this Agreement, if requested by Lender, any employee, representative, agent or subcontractor of CSO shall enter into a non-disclosure agreement with Lender to protect Lender’s Confidential Business Information satisfactory to Lender. CSO agrees that in the event the security of any of Lender’s Confidential Business Information is breached or CSO learns of any unauthorized use of Lender’s Confidential Business Information, then it will promptly notify Lender of such breach or unauthorized use so Lender may respond accordingly.
     (g) Lender agrees not to use information about Consumers or Loans that is obtained in connection with performance of its obligations under this Agreement to market or solicit such Consumers for any product or service. Notwithstanding anything in this Agreement, Lender or its affiliates may engage in general marketing efforts that are not directed specifically to Consumers to whom CSO provides (or has provided) CSO Services.
     (h) The provisions of this Agreement and all documents executed in connection herewith, and results of any business conducted between the Parties pursuant to this Agreement shall also be considered Confidential Business Information of both Parties, and each Party agrees, subject to the requirements of any Applicable Laws (including federal securities law), not to communicate such Confidential Business Information to any third party without the prior written consent of the other Party. Confidential Business Information may be provided to a Party’s affiliates (as such term is defined in the Securities Exchange Act of 1934) counsel, accountants, and financial or tax advisors (“Related Parties”), provided that the Party shall ensure that such Related Parties hold such Confidential Business Information in confidence.
     (i) The Parties agree that monetary damages would not be adequate compensation in the event of a breach by a Restricted Party of its obligations under this Section 7 and, therefore, the Parties agree that in the event of any such breach by the Restricted Party, the other Party, in addition to its other remedies at law or in equity, shall be entitled to an order requiring the Restricted Party to specifically perform its obligations under Section 7 or enjoining the Restricted Party from breaching Section 7, and the Restricted Party shall not plead in defense thereto that there would be an adequate remedy at law.

     (j) Each Party agrees that it shall not directly or indirectly solicit, hire or otherwise retain or engage, whether as an employee, independent contractor or otherwise, any employee or other personnel of the other Party.
     (k) A Party shall not issue any press releases, make any public statements or other statements to third parties, or make any filings that indicate Lender is making Loans to Consumers; provided that if a Party is required under Applicable Laws (including federal securities law) to file a copy of this Agreement with a governmental agency, such Party shall have the right to file a copy of this Agreement after (i) notifying the other Party in writing not less than ten (10) days prior to any such filing of this Agreement (or such shorter time as may be required by Applicable Law), (ii) redacting such terms of this Agreement as the other Party may reasonably request and may be excluded under Applicable Laws (including the other Party’s name), and (iii) filing a confidential treatment request as part of any such filing.
(8) Arbitration.
     Any controversy or claim arising out of or relating to this Agreement, or the relationship between the Parties (“Disputed Matter”) shall be settled by binding arbitration pursuant to the provisions of this Section 8. In the event of the occurrence of a Disputed Matter, any Party may elect to have the Disputed Matter resolved by arbitration at a location selected by the arbitrators, according to the following procedure:
     (a) The arbitration shall be held: (A) In a summary manner, i.e., on the basis that it shall not be necessary to observe or carry out either the usual formalities or procedure required by any arbitration act or rules of civil procedure, or the strict rules of evidence, except as required by the Commercial Arbitration Rules of the American Arbitration Association; and (B) Immediately, and with a view of its being completed within ninety (90) days after it is demanded, unless otherwise agreed to in writing by both Parties, having particular regard to any urgency regarding the matter in issue.
     (b) In the event that a Party requires that a Disputed Matter be arbitrated hereunder, such Party shall give written notice thereof to the other Party, which notice shall specify the dispute and the relief that the Party requests at the arbitration. Upon the giving of such notice, each Party shall have fifteen (15) days in which to select one (1) arbitrator and the two (2) selected arbitrators shall in turn choose a third arbitrator.
     (c) The third arbitrator shall be: (A) If the question in issue is primarily an accounting matter, an independent certified public accountant; or (B) If the question in issue is any other matter, a practicing or retired lawyer or judge of not less than ten (10) years legal experience. If the arbitrators chosen by the Parties cannot agree on the choice of such accountant or lawyer within fourteen (14) days of their appointment, such person is to be appointed in accordance with rules and procedures of the American Arbitration Association.
     (d) Any arbitration shall be conducted before said three (3) arbitrators pursuant to the American Arbitration Association Arbitration Rules in force on the Effective Date, as modified by the provisions of this Section 8. The panel shall render its decision in writing in accordance with applicable substantive laws. The panel shall have the right and power to apportion the costs and expenses of the arbitration (including the Parties’ attorneys’ fees and expenses, and the fees and expenses of the arbitrators) in its discretion. THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SUBJECT TO ARBITRATION HEREUNDER.

     (e) The Parties irrevocably agree that the decision or award in any arbitration proceedings hereunder: (i) Shall be binding on all of them, without any right of appeal except as provided by the Federal Arbitration Act; (ii) Shall forthwith be carried into effect; and (C) May be made an order of any court of competent jurisdiction.
     (f) It is expressly agreed and understood by the Parties that, notwithstanding anything to the contrary contained in this Section 8, the provisions hereof will not deprive any Party from any right or remedy available to it to obtain preliminary relief, including preliminary injunctive relief, from a court of competent jurisdiction pending the decision of the arbitrators.
     (g) The provisions of this Section 8 shall continue to be binding on all Parties notwithstanding any termination or cancellation of this Agreement. Notwithstanding any other provision of this Agreement, the Parties agree that this Agreement is entered into in the course of interstate commerce and the provisions of this Section 8 shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16.
(9) Miscellaneous
     (a) Independent Contractor. Neither the existence of this Agreement, nor its execution, is intended to be, nor shall it be construed to be, the formation of a partnership, association, or joint venture between Lender and CSO. CSO is the special agent of Lender solely for the purposes set forth in this agreement. No general agency is created by this agreement. Neither Party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other Party, except as expressly provided in this Agreement. Each Party shall be responsible only for its obligations and liabilities as set forth in this Agreement.
     (b) Entire Agreement. This Agreement supersedes any negotiations, discussions or communications between Lender and CSO and constitute the entire agreement of Lender and CSO with respect to the Loans and the Loan Documents.
     (c) Financial Reporting. CSO shall on a timely basis provide Lender with its monthly financial statements, and its annual financial statements, certified by an appropriate officer of CSO. Lender shall on a timely basis provide CSO with its quarterly financial statements, and its annual financial statements, certified by an appropriate officer of Lender.
     (d) Pending Legal Action. To the extent permissible by Applicable Laws, the Parties agree to promptly notify each other in the event either Party becomes aware of any threatened or actual investigation, regulatory action, allegation, arbitration or lawsuit pertaining to the Loans or this Agreement or any similar credit services agreement of third parties.
     (e) No Waiver. Failure of any Party to insist, in one or more instances, on performance by any other Party in accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted hereunder or of the future performance of any such term or condition or of any other term or condition of this Agreement unless and to the extent that such waiver is in a writing signed by or on behalf of the Party alleged to have granted such waiver.
     (f) Governing Law. This Agreement and the rights and duties described herein shall be governed by, and interpreted in accordance with Federal law and to the extent applicable, the laws of the State of Delaware except that the Arbitration provisions shall be governed by the Federal Arbitration Act.

     (g) Assignment. CSO shall not assign or delegate any of its rights and/or obligations hereunder without Lender’s prior written consent, which consent shall not be unreasonably withheld. Lender shall not assign any of its rights and/or obligations hereunder to any other party without CSO’s prior written consent, which consent shall not be unreasonably withheld.
     (h) Headings; Construction. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. When used in this Agreement, all references to “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.”
     (i) Training. CSO shall use its reasonable best efforts to train and supervise its employees to act in conformity with Lender’s Policies provided in writing to CSO by Lender and the requirements of Applicable Laws pertaining to their duties.
     (j) Violation. Neither Party shall take or omit to take any action that would cause such Party to violate any of its representations or warranties hereunder.
     (k) Notice of Bankruptcy. Lender shall forward to CSO within five (5) business days of receipt any written notices it receives that bankruptcy proceedings have been initiated with respect to any person known to be a Consumer.
     (l) Amendment. This Agreement may only be amended or modified by the written agreement of an authorized representative of both Parties.
     (m) Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, their respective heirs, representatives, agents, insurers, successors and permitted assigns.
     (n) Severable. The provisions of this Agreement are severable, and in the event that any portion of this Agreement shall be adjudged to be invalid or unenforceable, such adjudication shall have no effect on any remaining portions hereof, and all such remaining provisions shall continue in full force and effect.
     (o) Additional Documents. The Parties agree that upon the request of any one of them, they will execute and deliver any such further documents and undertake any such further action as may reasonably be required to fully implement the terms of this Agreement.
     (p) Expenses. Except as specified in this Agreement, each Party shall bear the expenses of performing its obligations under this Agreement.
     (q) Implied Obligations. Lender shall have no implied obligations under this Agreement and makes no implied covenants, representations or warranties to CSO. Lender’s obligations, covenants, representations and warranties are limited to those expressly stated in this Agreement.
     (r) Effective Date. The Effective Date shall be February 27, 2006. After the Effective Date, this Agreement shall supersede and replace the Credit Services Agreement – Test Pilot between the Parties, dated February 21, 2006 (“Test Pilot Agreement”), and shall apply to all transactions under the Test Pilot Agreement that occurred prior to the Effective Date of this Agreement.
[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, Lender and CSO, intending to be legally bound hereby, have caused this Agreement to be executed by their duly authorized officers as of the day and year first set forth above.

True Financial Services, LP		ACE Credit Services, LLC
By:	True Capital, LLC
Its General Partner

By:	/s/ Robert P. Manning	By:	/s/ Walter E. Evans

	Robert P. Manning, Vice President		Walter E. Evans, Vice President

Schedule 2(g)

LETTER-OF-CREDIT SECURED
APPLICABLE PERCENTAGE	PORTION OF THE NSF FEE
0.90%or less	$	*

more than 0.90%, but not more than 1.81%	$	*

more than 1.81%, but not more than 2.71%	$	*

more than 2.71%, but not more than 3.61%	$	*

more than 3.61%, but not more than 4.52%	$	*

more than 4.52%, but not more than 4.74%	$	*

more than 4.74%	$	*

*	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

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